SHAREHOLDER MEETING (Unaudited)

         On February 2, 2001, a shareholder meeting was held at which all of the nominated Trustees were elected and proposals 2, 3d, 3e, 3f, 3g, and 5 were approved by shareholders, while proposals 3a, 3b, 3c, and 4 were not approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

Proposal No. 1
The twelve persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify.

         Nominee                                     For                        Withheld                  Total

         William L. Armstrong                        265,944,515                7,319,470                 273,263,985
         Robert G. Avis                              265,773,347                7,490,638                 273,263,985
         George C. Bowen                             265,915,381                7,348,604                 273,263,985
         Edward L. Cameron                           265,822,532                7,441,453                 273,263,985
         Jon S. Fossel                               265,923,116                7,340,869                 273,263,985
         Sam Freedman                                265,774,221                7,489,764                 273,263,985
         Raymond J. Kalinowski                       265,878,454                7,385,531                 273,263,985
         C. Howard Kast                              265,414,470                7,849,515                 273,263,985
         Robert M. Kirchner                          265,866,723                7,397,262                 273,263,985
         Bridget A. Macaskill                        265,903,959                7,360,026                 273,263,985
         F. William Marshall                         265,936,377                7,327,608                 273,263,985
         James C. Swain                              265,933,551                7,330,434                 273,263,985

                  For                       Against                    Abstain                   Total
                  ---                       -------                    -------                   -----
Proposal No. 2
Ratification of the selection of Deloitte & Touche LLP as  independent  auditors for each the Funds for the fiscal year beginning August 1, 2000.
                  256,233,109               3,833,306                 13,197,570                 273,263,985

                  For                       Against                    Abstain                   Broker Non-Votes       Total
Proposal No. 3a
Approval to eliminate the Fund's fundamental policy on purchasing securities on margin and engaging in short sales.
                  169,015,790               48,635,543                 21,448,083                34,164,569             273,263,985

Proposal No. 3b
Approval to eliminate the Fund's fundamental policy on purchasing  securities of issuers in which officers or trustees have an interest.
                  162,319,557               56,026,521                 20,753,338                34,164,569             273,263,985

Proposal No. 3c
Approval to eliminate the Fund's  fundamental  policy on investing in unseasoned issuers.
                  155,565,644               59,427,469                 24,106,303                34,164,569             273,263,985

Proposal No. 3d
Approval to eliminate the Fund's fundamental policy on purchasing  securities of other investment companies.
                  196,585,530               21,444,931                 21,068,955                34,164,569             273,263,985

Proposal No. 3e
Approval to eliminate the Fund's  fundamental policy on prohibiting the purchase of debt securities  having a maturity of in excess of one year from the date of purchase.
                  191,222,057               24,559,140                 23,318,219                34,164,569             273,263,985

Proposal No. 3f
Approval to eliminate the Fund's  fundamental policy on entering into repurchase agreements or purchasing a security subject to a call for redemption if the scheduled repurchase or redemption date is greater than one year.
                  183,752,885               27,179,634                 28,166,897                34,164,569             273,263,985

Proposal No. 3g
Approval to eliminate the Fund's  fundamental policy on investing in oil, gas or mineral-related programs.
                  193,992,544               26,331,069                 18,775,803                34,164,569             273,263,985

Proposal No. 4
Approval of changes to four of the Fund's fundamental investment restrictions to permit the Fund to participate in an inter-fund lending arrangement.
                  174,282,506               41,005,188                 23,811,722                34,164,569             273,263,985

Proposal No. 5
Approval  of  authorizing   the  Trustees  to  adopt  an  Amended  and  Restated
Declaration of Trust.
                  189,770,137               20,173,670                 29,155,609                34,164,569             273,263,985